FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  July 12, 1999
                                 ---------------
                                 Date of Report



                                LBO CAPITAL CORP.
             (Exact Name of Registrant as specified in its charter)


     Colorado                     33-19107                      38-2780733
----------------------        -----------------           --------------------
(State or other               (Commission                 (I.R.S. Employer
 jurisdiction of              file number)                Identification Number)
 incorporation or
 organization)


    7001 Orchard Lake Road, Suite 424
    West Bloomfield, Michigan                                   48322-3608
--------------------------------------------                ------------------
(Address of Principal Executive Offices)                         (Zip Code)


   Registrant's telephone number, including area code: (248) 851-5651


                                       N/A
           ----------------------------------------------------------
           Former name or former address, if changed from last report

 ITEM 5:  Other Events

   Effective July 12, 1999 the Board of Directors of LBO Capital Corp. (the "Registrant") adopted a resolution extending the exercise period of the Registrant's Callable Class A Common Stock Purchase Warrants ("Class A Warrants"), the Callable Class B Common Stock Purchase Warrants ("Class B Warrants") and the Callable Class C Common Stock Purchase Warrants ("Class C Warrants").

   The Class A Warrants, which were originally exercisable for twelve months (through February 26, 1989) and subsequently extended to expire on various dates, the latest being July 25, 1999, were extended to July 25, 2000. Each Callable Class A Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $.50 each share and can be exercised at any time prior to the extended expiration date of July 25, 2000.

   The Class B Warrants, which were originally exercisable for eighteen months (through August 26, 1989) and subsequently extended to expire on various dates, the latest being July 25, 1999, were extended to July 25, 2000. Each Callable Class B Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $.75 each share and can be exercised at any time prior to the extended expiration date of July 25, 2000.

   The Class C Warrants which were originally exercisable for twenty-four months (through February 26, 1990) and subsequently extended to expire on various dates, the latest being July 25, 1999, were extended to July 25, 2000. Each Callable Class C Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $1.00 each share and can be exercised at any time prior to the extended expiration date of July 25, 2000.

   The Registrant's Controller notified the Registrant's Stock Transfer Agent by letter of July 12, 1999 as to the extensions.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 Date: July 12, 1999

                                LBO CAPITAL CORP.


                                 By  \s\ Thomas W. Itin
                                   ----------------------------
                                   Thomas W. Itin, President